UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 21, 2019

XEROX CORPORATION

(Exact name of registrant as specified in its charter)

New York	001-04471	16-0468020
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Merritt 7

Norwalk, Connecticut

06851

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 968-3000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1 par value	XRX	New York Stock Exchange NYSE Chicago

Securities registered pursuant to Section 12(g) of the Act:

None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.03 Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

At the Annual Meeting of Shareholders held on May 21, 2019, Registrant’s shareholders approved an amendment of its restated certificate of incorporation to add a new Article TENTH, which provides that the affirmative vote of a majority of the votes of all outstanding shares entitled to vote thereon shall be required to take any of the following actions: (1) to adopt a plan of merger or consolidation in accordance with Section 903 of the New York Business Corporation Law or any successor provision thereto; (2) to approve the sale, lease, exchange or other disposition of all or substantially all of the assets of the Corporation in accordance with Section 909 of the New York Business Corporation Law or any successor provision thereto; (3) to adopt a plan for the exchange of shares in accordance with Section 913 of the New York Business Corporation Law or any successor provision thereto; and (4) to authorize the dissolution of the corporation in accordance with Section 1001 of the New York Business Corporation Law or any successor provision thereto. The amendment to Registrant’s restated certificate of incorporation became effective on May 22, 2019 upon acceptance by the Department of State of the State of New York of a certificate of amendment setting forth such amendment (“Certificate of Amendment”). A copy of the Certificate of Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing does not purport to be a complete description of the terms of the Certificate of Amendment, and is qualified in its entirety by reference to the Certificate of Amendment.

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)	On May 21, 2019, Registrant held its Annual Meeting of Shareholders.

(b)	Shareholders voted on the matters set forth below as follows:

1.	Approval of the holding company reorganization. The holding company reorganization was approved.

For	Against	Abstain	Non Votes
174,765,486	412,734	175,924	17,605,200

2.	Election of directors. All nominees for director were elected.

Name	For	Against	Abstain	Non Votes
Jonathan Christodoro	142,437,117	32,746,136	170,845	17,605,200
Keith Cozza	151,097,797	23,295,059	961,066	17,605,200
Joseph J. Echevarria	168,201,269	6,959,205	193,703	17,605,200
Nicholas Graziano	165,938,273	9,227,023	188,881	17,605,200
Cheryl G. Krongard	152,991,543	22,183,055	179,499	17,605,200
Scott Letier	165,391,372	9,660,380	302,424	17,605,200
Giovanni (“John”) Visentin	174,362,965	804,254	186,958	17,605,200

3.	Ratification of selection of PricewaterhouseCoopers LLP as Registrant’s independent registered public accounting firm for 2019. The selection of PricewaterhouseCoopers LLP was ratified.

For	Against	Abstain	Non Votes
190,175,081	2,535,211	248,853	0

4.

Approval, on an advisory basis, of the 2018 compensation of Registrant’s Named Executive Officers, as disclosed in Registrant’s 2019 Proxy Statement. The 2018 compensation of Registrant’s Named Executive Officers, as disclosed in Registrant’s 2019 Proxy Statement, was not approved.

For	Against	Abstain	Non Votes
70,401,740	104,618,888	333,549	17,605,200

5.

Proposal to amend the Restated Certificate of Incorporation to implement a majority voting standard for certain corporate actions. The proposal to amend the Restated Certificate of Incorporation to implement a majority voting standard for certain corporate actions was approved.

For	Against	Abstain	Non Votes
174,549,333	528,118	276,725	17,605,200

6.

Authorization of adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes to approve the foregoing proposals. The proposal to authorize adjournment of the Annual Meeting, if necessary, to solicit additional proxies was approved.

For	Against	Abstain	Non Votes
103,285,241	88,981,086	692,873	0

7.	Shareholder proposal regarding a simple majority vote requirement. The proposal regarding a simple majority vote requirement was approved.

For	Against	Abstain	Non Votes
125,321,714	46,541,454	3,060,205	18,015,494

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment of Certificate of Incorporation filed with the Department of State of the State of New York on May 22, 2019.

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment of Certificate of Incorporation filed with the Department of State of the State of New York on May 22, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly authorized this Report to be signed on its behalf by the undersigned duly authorized.

XEROX CORPORATION

	By:	/s/ Douglas H. Marshall
Douglas H. Marshall
Date: May 23, 2019		Secretary